Exhibit 10.1

Contract # 9025849

SERVICE AGREEMENT

between

PINE NEEDLE LNG COMPANY, LLC

and

PIEDMONT NATURAL GAS COMPANY, INC.

Dated February 28, 2005

SERVICE AGREEMENT UNDER RATE SCHEDULE LNG-1

     THIS AGREEMENT is entered into as of the 28th day of February, 2005 by and between Pine Needle LNG Company, LLC, a North Carolina limited liability company, hereinafter referred to as Pine Needle, and Piedmont Natural Gas Company, Inc., hereinafter referred to as Customer,

W I T N E S S E T H:

     WHEREAS, Customer has requested firm storage service under Pine Needle’s Rate Schedule LNG-1; and

     WHEREAS, Pine Needle is willing to provide the requested firm storage service for Customer pursuant to the terms and provisions of this Service Agreement and Rate Schedule LNG-1.

     NOW, THEREFORE, Pine Needle and Customer agree as follows:

ARTICLE I
SERVICE TO BE RENDERED

     Subject to the terms and provisions of this agreement and of Pine Needle’s Rate Schedule LNG-1, as amended from time to time, Pine Needle agrees to receive and liquefy natural gas; store such gas in liquefied form; and vaporize and deliver such gas to Customer or for Customer’s account, as follows:

     To withdraw from storage, vaporize and deliver the gas stored in liquefied form by Pine Needle for Customer’s account up to a maximum quantity on any day of 15,000 Dt, which quantity shall be Customer’s Vaporization Quantity.

     To receive and liquefy natural gas for Customer up to a maximum quantity on any day of 750 Dt, which shall be Customer’s Liquefaction Quantity.

     To store in liquefied form for Customer’s account up to a total quantity of 150,000 Dt, which quantity shall be Customer’s Storage Capacity.

ARTICLE II
POINT OF RECEIPT AND DELIVERY

1. The Point of Receipt for all gas tendered to Pine Needle for liquefaction hereunder shall be at the following point:

The interconnection between Pine Needle’s 10-inch inlet pipeline and Transcontinental Gas Pipe Line Corporation’s (Transco) mainline system at mile post 1356.95 on Transco’s mainline in Guilford County, North Carolina.

SERVICE AGREEMENT UNDER RATE SCHEDULE LNG-1

2. The Point of Delivery for all gas delivered by Pine Needle to Customer or for the account of Customer shall be at the following point:

The interconnection between Pine Needle’s 24-inch outlet pipeline and Transco’s mainline system at milepost 1356.95 in Guilford County, North Carolina.

ARTICLE III
TERM OF AGREEMENT

     This agreement shall be effective as of April 1, 2005 and shall remain in force and effect until March 31, 2007, and year to year thereafter, subject to termination by either party upon two (2) years prior written notice to the other.

ARTICLE IV
RATE SCHEDULE AND PRICE

     1. Customer shall pay Pine Needle for service rendered hereunder in accordance with Pine Needle’s Rate Schedule LNG-1 and the applicable provisions of the General Terms and Conditions of Pine Needle’s Original Volume No. 1 FERC Gas Tariff as filed with the Federal Energy Regulatory Commission, and as the same may be amended or superseded from time to time. Such rate schedule and General Terms and Conditions are by this reference made a part hereof.

     2. Pine Needle shall have the unilateral right to propose, file and make effective with the Federal Energy Regulatory Commission, or other regulatory authority having jurisdiction, changes and revisions to the rates and rate design proposed pursuant to Section 4 of the Natural Gas Act, or to propose, file and make effective superseding rates or rate schedules, for the purposes of changing the rates, charges, rate design, terms and conditions of service and other provisions thereof effective as to Customer; provided however that the (i) firm character of service, (ii) term of agreement (as set forth in Article III above), (iii) quantities, and (iv) points of receipt and delivery shall not be subject to unilateral change under this paragraph. Customer shall have the right to file with the Commission or other regulatory authority in opposition to any such filings or proposals by Pine Needle.

ARTICLE V
MISCELLANEOUS

     1. The subject headings of the Articles of this agreement are inserted for the purpose of convenient reference and are not intended to be a part of this agreement nor to be considered in the interpretation of the same.

     2. This agreement supersedes and cancels as of the effective date hereof the following contracts between the parties hereto: None

     3. No waiver by either party of any one or more defaults by the other in the performance of any provisions of this agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different character.

SERVICE AGREEMENT UNDER RATE SCHEDULE LNG-1

     4. This agreement shall be interpreted, performed and enforced in accordance with the laws of the State of North Carolina.

     5. This agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns.

     6. Notices to either party shall be in writing and shall be considered as duly delivered when mailed to the other party at the following address:

(a)	If to Pine Needle:
Pine Needle LNG Company, LLC
c/o Pine Needle Operating Company
P.O. Box 1396
2800 Post Oak Boulevard 77056
Houston, Texas 77251-1396
Attention: Director – Marketing Services

(b)	If to Customer:
Piedmont Natural Gas Company, Inc.
P. O. Box 33068
(1915 Rexford Road 28211)
Charlotte, North Carolina 28233
Attention: Director - Federal Regulatory and Supply Planning

Such addresses may be changed from time to time by mailing appropriate notice thereof to the other party.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed by their respective officers or representatives thereunto duly authorized on the day and year above written.

PINE NEEDLE LNG COMPANY, LLC
by its agent
PINE NEEDLE OPERATING COMPANY

By	/s/ Frank J. Ferazzi

Frank J. Ferazzi Vice President-Commercial Operations

CUSTOMER

By	/s/ Franklin H. Yoho

Name: Franklin H. Yoho
Title: Senior Vice President-Commercial
Operations